SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 2.     Acquisition or Disposition of Assets.

Property Acquisitions

        Dogwood Forest of Dunwoody. On November 25, 2003, the Company acquired the Dogwood Forest of Dunwoody located in Dunwoody, Georgia (the “Dunwoody Property”) from 7400 Peachtree Dunwoody Rd., LLC, DBA Dogwood Forest – Dunwoody for a purchase price of $5,500,000. This Property is managed by Sunrise Senior Living Services, Inc.

        The Company, as lessor, has entered into a long-term, triple-net lease agreement with Solomon Holdings II – Dogwood Forest, LLC, a wholly owned subsidiary of Solomon. Solomon is the parent company of the tenant of the Sunrise Portfolio Three Properties described in the section of the Prospectus Supplement entitled “Business – Property Acquisitions.” The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease agreement are as follows:

•	The initial term of each lease expires on November 25, 2018.

•	The lease requires minimum annual rent of $527,568 and $633,961 for the first and second lease years, respectively, and will increase by 3% each lease year thereafter. Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent will be adjusted to the greater of (i) the Company’s investment in the Dunwoody Property plus 75% of the increase in the fair market value multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

•	At the end of the initial lease term, the tenant will have one renewal option of ten years. Commencing on the start of the renewal option, the minimum annual rent will increase to the greater of (i) the Company’s investment in the Dunwoody Property plus 75% of the increase in the fair market value multiplied by 10.5% or (ii) the prior year’s rent increased by 3%.

•	The tenant has established a FF&E Reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to each Property. Deposits to the FF&E Reserve are made on a monthly basis and total $500 per unit for the first lease year, increasing by 3% each lease year thereafter. Funds in the FF&E Reserve relating to this property are held by the Company.

•	In addition to the purchase price, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer’s and related memory disorder units, to buyout existing equipment leases and to provide funds for additional capital improvements. This amount is included in the basis by which minimum rent is calculated.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operation of the Property equal 5% of gross revenues throughout the term of the lease. Rent payments due under the lease are subordinate to the payment of base management fees.

        In connection with the acquisition of the Dunwoody Property, the Company may be required to make an additional payment (the “Earnout Amount”) not to exceed $750,000 if certain earnout provisions are achieved by November 25, 2006. The calculation of the Earnout Amount considers the net operating income of the Property, the Company’s investment in the Property and the fair market value of the Property. In the event an Earnout Amount becomes payable, the lease basis will be amended and annual minimum rent will increase accordingly.

        The approximate federal income tax basis of the depreciable portion of the Dunwoody Property is $5.3 million.

        The Dunwoody Property, which opened in June 2000, is the Dogwood Forest of Dunwoody, an assisted living facility, located in Dunwoody, Georgia. The Dunwoody Property includes 55 assisted living units and 11 units for residents with Alzheimer’s and related memory disorders. The tenant intends to convert eight units from assisted living units to Alzheimer’s and related memory disorder units. This will bring the configuration to 47 assisted living units and 19 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a private dining area and garden areas. The Property is located 15 miles north of downtown Atlanta, Georgia. In addition to the Company’s Brighton Gardens of Dunwoody, EdenBrook of Dunwoody, EdenBrook of Buckhead and EdenGardens of Sandy Springs, other senior living facilities located in proximity to the Dunwoody Property include Atria Johnson Ferry, Cypress Court-Sandy Springs, Cypress Gardens – SS, Hearthstone of Marietta, The Mann House, Merrill Gardens of Dunwoody, Renaissance of Peachtree, Savannah Court of Marietta, Sunrise at Huntcliff, Sunrise of Dunwoody, Waterford Gardens, and Winthrop at Buckhead.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 2000 through the most recent reported period for the Company during which the facility has been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Dunwoody Property	Dunwoody, GA	**2000	29.0%	$ 48.66	$14.11
		2001	31.0%	100.54	31.17
		2002	55.2%	81.03	44.71
		***2003	69.5%	95.71	66.47

*	Data represents information for each applicable fiscal year, unless noted otherwise.

**	Data for 2000 represents the period August 1, 2000 through December 31, 2000.

***	Data for 2003 represents the period January 1, 2003 through September 30, 2003.

        EdenCare Portfolio One Properties. On November 25, 2003, the Company acquired three Properties from EdenCare for an aggregate purchase price of $27,000,000. The Properties and related purchase prices include the EdenGardens of Gainesville in Gainesville, Florida (the “Gainesville Property”) for $8,000,000; the EdenBrook of Jacksonville in Jacksonville, Florida (the “Jacksonville Property”) for $7,000,000 and the EdenBrook of Tallahassee in Tallahassee, Florida (the “Tallahassee Property”) for $12,000,000. These three Properties are hereinafter referred to as the “EdenCare Portfolio One Properties” and are operated and managed by affiliates of HRA.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Harborchase of Gainesville, Inc., Harborchase of Jacksonville, Inc. and Harborchase of Tallahassee, Inc., all affiliates of HRA and hereinafter referred to as the “EdenCare Portfolio One Tenants,” relating to these three Properties. Each of these entities is a thinly capitalized, newly formed corporation affiliated with the Advisor. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on November 30, 2018.

•	Minimum annual rent as set forth in each lease is as follows:

Property	Minimum Annual Rent
Gainesville Property	$ 859,231
Jacksonville Property	751,827
Tallahassee Property	1,288,846

•	Minimum annual rent will increase by 3% beginning in the second lease year and each lease year thereafter. Beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent will be adjusted to the greater of (i) the fair market value of the Property multiplied by 10.5% or (ii) the prior year’s minimum rent increased by 3%.

•	At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

•	In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 15% of the Company’s investment basis in the Properties and minimum annual rent payable each lease year. The additional rent is payable on a monthly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	The tenant has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the three Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to the greater of (i) $500 per unit per year or (ii) 2% of gross receipts for the first and second lease years, 2.5% of gross receipts for the third through fifth lease years and 3% of gross receipts for each lease year thereafter. Funds in the FF&E Reserve relating to these three Properties are held by the Company.

•	The leases for the EdenCare Portfolio One Properties contain pooling terms, meaning that net operating profits with respect to the EdenCare Portfolio One Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any of the other Properties is in default under its lease.

•	Base management fees payable to Harbor Gainesville Management, LLC, Harbor Jacksonville Management, LLC and Harbor Tallahassee Management, LLC for the operation of the three Properties equal 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

        The approximate federal income tax basis of the depreciable portion of the EdenCare Portfolio One Properties is as follows:

Gainesville	$ 8,100,000
Jacksonville	6,400,000
Tallahassee	12,100,000

        The Gainesville Property, which opened in April 2000, is the EdenGardens of Gainesville located in Gainesville, Florida. The Gainesville Property includes 41 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located eight miles west of downtown Gainesville. Other senior living facilities located in proximity to the Gainesville Property include Alterra Sterling House, High Springs, Park Place and Rose Court – Azalea.

        The Jacksonville Property, which opened in December 1999, is the EdenBrook of Jacksonville located in Jacksonville, Florida. The Jacksonville Property includes 52 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a tea room, a garden room, a hobby room, a chapel/theater, a wellness center, a hair salon and a spa. The Property is located 15 miles east of downtown Jacksonville. Other senior living facilities located in proximity to the Jacksonville Property include Alterra Clare Bridge, Broadview, Alterra Sterling House, Saint Augustine, and Woodmont.

        The Tallahassee Property, which opened in December 1999, is the EdenBrook of Tallahassee located in Tallahassee, Florida. The Tallahassee Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a tea room, a garden room, a hobby room, a chapel/theater, a wellness center, a hair salon and a spa. The Property is located three miles north of downtown Tallahassee. Other senior living facilities located in proximity to the Tallahassee Property include Alterra Sterling House of Tallahassee, Saint Augustine Plantation and Woodmont.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 2000 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit
Gainesville Property	Gainesville, FL	**2000	64.2%	$ 78.96	$ 50.69
		2001	84.1%	109.43	92.03
		2002	92.8%	109.43	102.01
		***2003	95.7%	111.69	106.89
Jacksonville Property	Jacksonville, FL	2000	56.9%	$ 77.28	$ 43.97
		2001	76.3%	100.77	76.89
		2002	89.4%	103.80	92.80
		***2003	91.9%	110.58	101.62
Tallahassee Property	Tallahassee, FL	2000	64.3%	$ 84.92	$ 54.61
		2001	94.1%	100.15	94.24
		2002	96.4%	110.71	106.72
		***2003	93.5%	121.79	113.87

*	Data represents information for each applicable fiscal year, unless noted otherwise.

**	Data represents the period April 3, 2000 through December 31, 2000.

***	Data for 2003 represents the period January 1, 2003 through October 31, 2003.

        EdenCare Portfolio Two Properties. On November 25, 2003, the Company also acquired 22 additional Properties from EdenCare for an aggregate purchase price of $171,755,000. The Properties and related purchase prices include the EdenBrook of Champions located in Houston, Texas (the “Champions Property”) for $11,818,000; the EdenGardens of Arlington located in Arlington, Texas (the “EdenGardens Arlington Property”) for $8,666,000; the EdenTerrace of Arlington located in Arlington, Texas (the “EdenTerrace Arlington Property”) for $8,075,000; the EdenGardens of Kingwood located in Kingwood, Texas (the “EdenGardens Kingwood Property”) for $8,666,000; the EdenTerrace of Kingwood located in Kingwood, Texas (the “EdenTerrace Kingwood Property”) for $10,829,000; the EdenBrook of Plano located in Plano, Texas (the “Plano Property”) for $12,211,000; the EdenBrook of The Woodlands located in The Woodlands, Texas (the “Woodlands Property”) for $13,590,000; the EdenGardens of Concord located in Concord, North Carolina (the “Concord Property”) for $3,841,000; the EdenBrook of Charleston located in Charleston, South Carolina (the “Charleston Property”) for $9,060,000; the EdenGardens of Aiken located in Aiken, South Carolina (the “Aiken Property”) for $7,386,000; the EdenGardens of Rock Hill located in Rock Hill, South Carolina (the “Rock Hill Property”) for $6,894,000; the EdenGardens of Columbia located in Columbia, South Carolina (the “Columbia Property”) for $4,235,000; the EdenGardens of Greenwood located in Greenwood, South Carolina (the “Greenwood Property”) for $4,432,000; the EdenBrook of Buckhead located in Atlanta, Georgia (the “Buckhead Property”) for $7,583,000; the EdenBrook of Alpharetta located in Alpharetta, Georgia (the “Alpharetta Property”) for $6,894,000; the EdenBrook of Dunwoody located in Atlanta, Georgia (the “EdenBrook Dunwoody Property”) for $4,825,000; the EdenGardens of Roswell located in Roswell, Georgia (the “Roswell Property”) for $2,364,000; the EdenGardens of Marietta located in Marietta, Georgia (the “Marietta Property”) for $4,825,000; the EdenGardens of Sandy Springs located in Atlanta, Georgia (the “Sandy Springs Property”) for $3,250,000; the EdenBrook of Louisville located in Middletown, Kentucky (the “EdenBrook Louisville Property”) for $10,537,000; the EdenTerrace of Louisville located in Middletown, Kentucky (the “EdenTerrace Louisville Property”) for $12,517,000; and the EdenBrook of Huntsville located in Huntsville, Alabama (the “Huntsville Property”) for $9,257,000. These 22 Properties are hereinafter referred to as the “EdenCare Portfolio Two Properties” and are operated and managed by Sunrise Senior Living Services, Inc. The EdenCare Portfolio Two Properties were purchased in conjunction with the EdenCare Portfolio One Properties described above.

        The Company, as lessor, has entered into long-term, triple-net lease agreements with Twenty Two Pack Management Corp. relating to these 22 Properties. Twenty Two Pack Management Corp. is an affiliate of the EdenCare Portfolio One Tenants described above and the HRA Affiliated Companies described in the section of the Prospectus Supplement entitled “Business ¯ Property Acquisitions. Twenty Two Pack Management Corp. is a thinly capitalized, newly formed corporation affiliated with the Advisor. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business – Description of Property Leases.” The principal features of the lease agreements are as follows:

•	The initial term of each lease expires on November 30, 2018.

•	At the end of the initial lease terms, the tenant will have four consecutive renewal options of five years each.

•	Minimum annual rent as set forth in each lease is as follows:

	Minimum Annual Rent
Property	1st Lease Year	2nd Lease Year	3rd Lease Year
Aiken Property	$ 713,246	$ 750,786	$ 796,583
Alpharetta Property	665,697	700,733	743,478
Buckhead Property	732,266	770,807	817,826
Champions Property	1,141,194	1,201,257	1,274,553
Charleston Property	874,915	920,964	977,142
Columbia Property	408,928	430,450	456,708
Concord Property	370,888	390,409	414,223
EdenBrook Dunwoody Property	465,988	490,513	520,435
EdenBrook Louisville Property	1,017,565	1,071,121	1,136,459
EdenGardens Arlington Property	836,876	880,922	934,658
EdenGardens Kingwood Property	836,876	880,922	934,658
EdenTerrace Arlington Property	779,816	820,859	870,931
EdenTerrace Kingwood Property	1,045,720	1,100,758	1,167,905
EdenTerrace Louisville Property	1,208,779	1,272,399	1,350,015
Greenwood Property	427,948	450,471	477,950
Huntsville Property	893,935	940,985	998,385
Marietta Property	465,988	490,513	520,435
Plano Property	1,179,234	1,241,299	1,317,018
Rock Hill Property	665,697	700,733	743,478
Roswell Property	228,239	240,251	254,907
Sandy Springs Property	313,828	330,346	350,497
Woodlands Property	1,312,373	1,381,445	1,465,714

•	Commencing in the fourth lease year, minimum annual rent will increase to the greater of (i) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% (the “FMV Adjustment”) or (ii) the prior year’s minimum rent increased by 3%. Once the FMV Adjustment has occurred, minimum rent will only be adjusted by the FMV Adjustment method every three years and only if such adjustment will result in an increase of minimum rent.

•	In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 15% of the Company’s investment basis in the Properties and minimum annual rent, payable each lease year. The additional rent is payable on a monthly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

•	The tenant of the EdenCare Portfolio Two Properties has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the 22 Properties. Deposits to the FF&E Reserve are made on a monthly basis and are equal to $500 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage determined by a consumer price index. Funds in the FF&E Reserve relating to these 22 Properties are held by the Company.

•	The leases for the EdenCare Portfolio Two Properties contain pooling terms, meaning that net operating profits with respect to the EdenCare Portfolio Two Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

•	Base management fees payable to Sunrise Senior Living Services, Inc. for the operations of the 22 Properties equal 7% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of 5% of gross revenues for the base management fees.

•	EdenCare has established a $5.5 million escrow account for use by the tenant in the event that net operating income from the EdenCare Portfolio Two Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The EdenCare guarantee terminates at the end of the fifth lease year. In addition, Sunrise Senior Living Services, Inc. has guaranteed the tenant’s obligation to pay minimum rent and FF&E Reserve payments due under the leases up to a maximum of $5 million which will terminate upon the earlier of: (i) such time as Sunrise Senior Living Services, Inc.‘s cumulative payments under the guarantee aggregate $5 million or (ii) such time that the net operating income from the EdenCare Portfolio Two Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period. Sunrise Senior Living Services, Inc. is not required to commence its guarantee until such time as the funds are no longer available from the EdenCare escrow account. As of December 1, 2003, the amount available in the EdenCare escrow account was $5.5 million.

        In connection with the EdenCare Portfolio Two Properties, at the end of the third lease year the Company may be required to fund an Earnout Amount not to exceed $2 million if the Properties achieve certain operating performance thresholds. In the event an Earnout Amount becomes payable, the respective lease basis will be amended and minimum annual rent will increase accordingly.

        The approximate federal income tax basis of the depreciable portion of the Additional EdenCare Portfolio One Properties is as follows:

Property	Federal Tax Basis
Aiken Property	$ 7,400,000
Alpharetta Property	6,600,000
Buckhead Property	7,200,000
Champions Property	12,000,000
Charleston Property	9,100,000
Columbia Property	4,200,000
Concord Property	3,700,000
EdenBrook Dunwoody Property	4,800,000
EdenBrook Louisville Property	10,500,000
EdenGardens Arlington Property	8,800,000
EdenGardens Kingwood Property	8,700,000
EdenTerrace Arlington Property	7,900,000
EdenTerrace Kingwood Property	10,900,000
EdenTerrace Louisville Property	12,300,000
Greenwood Property	4,400,000
Huntsville Property	9,200,000
Marietta Property	4,600,000
Plano Property	12,400,000
Rock Hill Property	7,100,000
Roswell Property	2,100,000
Sandy Springs Property	2,900,000
Woodlands Property	14,000,000

        In connection with the acquisition of the Aiken, Alpharetta, Buckhead, Charleston, EdenBrook Louisville, EdenTerrace Louisville, Plano and Woodland Properties, the Company obtained Permanent Financing comprised of seven loans in the aggregate amount of $45,000,000. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of $250,000. In addition, in connection with the acquisition of the Concord Property, the Company assumed Permanent Financing in the amount of approximately $2,445,000. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038. Also, in connection with the acquisition of the EdenBrook Dunwoody Property, the Company assumed Permanent Financing in the amount of approximately $4,685,000. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.

        The Champions Property, which opened in June 2000, is the EdenBrook of Champions located in Houston, Texas. The Champions Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 22 miles northwest of downtown Houston. Other senior living facilities located in proximity to the Champions Property include Atria Cypresswood, Hampton at Willowbook, Hampton at Cypress Station, Hearthstone at Cypress Fair, Park Place of Cypress Fair and Silverado Cypresswood.

        The EdenGardens Arlington Property, which opened in October 2000, is the EdenGardens of Arlington located in Arlington, Texas. The EdenGardens Arlington Property includes 52 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a hobby room, a hair salon and a spa. The Property is located six miles southwest of downtown Arlington. Other senior living facilities located in proximity to the EdenGardens Arlington Property include Arkansas House, Broadway Plaza at Pecan Park, Hearthstone at Arlington and Meadow View.

        The EdenTerrace Arlington Property, which opened in December 2000, is the EdenTerrace of Arlington located in Arlington, Texas. The EdenTerrace Arlington Property includes 140 independent living units. Amenities include common dining and living areas, activity areas, a hobby room, a theater, a wellness center, a hair salon and a spa. The Property is located six miles southwest of downtown Arlington. Other senior living facilities located in proximity to the EdenTerrace Arlington Property include the Arbrook, Arlington Plaza, Fox Run Estates, Town Village Arlington, and the Waterford at Pantego.

        The EdenGardens Kingwood Property, which opened in May 2001, is the EdenGardens of Kingwood located in Kingwood, Texas. The EdenGardens Kingwood Property includes 42 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 23 miles northeast of downtown Houston. Other senior living facilities located in proximity to the EdenGardens Kingwood Property include Atria Kingwood, The Rosemont and Silverado-Kingwood.

        The EdenTerrace Kingwood Property, which opened in April 2001, is the EdenTerrace of Kingwood located in Kingwood, Texas. The EdenTerrace Kingwood Property includes 120 independent living units. Amenities include common dining and living areas, activity areas, a library, a hobby room, a theater, a wellness center, a hair salon and a spa. The Property is located 23 miles northeast of downtown Houston. Other senior living facilities located in proximity to the EdenTerrace Kingwood Property include Carriage Inn, The Forum, Greatwood Retirement, The Heritage and The Terrace.

        The Plano Property, which opened in June 2000, is the EdenBrook of Plano located in Plano, Texas. The Plano Property includes 38 assisted living units and 35 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 20 miles north of downtown Dallas. Other senior living facilities located in proximity to the Plano Property include Active Care, Autumn Leaves, Collin Oaks and Colonial Lodge of Plano.

        The Woodlands Property, which opened in August 2000, is the EdenBrook of The Woodlands located in The Woodlands, Texas. The Woodlands Property includes 65 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 29 miles north of downtown Houston. Other senior living facilities located in proximity to the Woodlands Property include Hampton at Cypress Station, Hearthstone at Rivershire, Silverado Senior Living and Forum at the Woodlands.

        The Concord Property, which opened in June 1998, is the EdenGardens of Concord located in Concord, North Carolina. The Concord Property includes 56 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a hobby room, a hair salon and a spa. The Property is located 26 miles northeast of downtown Charlotte. Other senior living facilities located in proximity to the Concord Property include Carillon, Concord Place and Morningside.

        The Charleston Property, which opened in January 2000, is the EdenBrook of Charleston located in Charleston, South Carolina. The Charleston Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located nine miles west of downtown Charleston. Other senior living facilities located in proximity to the Charleston Property include Oak Haven, Oakdale Heights, Spring Arbor and Trinity Mission.

        The Aiken Property, which opened in March 1995, is the EdenGardens of Aiken located in Aiken, South Carolina. The Aiken Property includes 47 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 61 miles southwest of downtown Columbia. Other senior living facilities located in proximity to the Aiken Property include Cumberland Hills, Hitchcock House, Shadow Oaks and Trinity Lutheran.

        The Rock Hill Property, which opened in April 1996, is the EdenGardens of Rock Hill located in Rock Hill, South Carolina. The Rock Hill Property includes 48 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 25 miles southwest of downtown Charlotte, North Carolina. Other senior living facilities located in proximity to the Rock Hill Property include Alterra-Sterling House of Rock Hill, Morningside of Rock Hill, Spring Arbor of Rock Hill, Westminster Towers, Lake Wylie Assisted Living and Oak Pond Manor.

        The Columbia Property, which opened in December 1996, is the EdenGardens of Columbia located in Columbia, South Carolina. The Columbia Property includes 38 assisted living units and ten units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a hobby room, a hair salon and a spa. The Property is located nine miles northwest of downtown Columbia. Other senior living facilities located in proximity to the Columbia Property include Alterra Sterling House of Habison and Habison Hall.

        The Greenwood Property, which opened in December 1996, is the EdenGardens of Greenwood facility located in Greenwood, South Carolina. The Greenwood Property includes 36 assisted living units and 12 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a hobby room, a hair salon and a spa. The Property is located 74 miles west of downtown Columbia. Other senior living facilities located in proximity to the Greenwood Property include Sterling House of Greenwood, The Bayberry of Greenwood, Morningside of Greenwood, Ashley House and Wesley Commons Assisted Living Special Care.

        The Buckhead Property, which opened in June 2000, is the EdenBrook of Buckhead located in Atlanta, Georgia. The Buckhead Property includes 47 assisted living units and 26 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 12 miles north of downtown Atlanta. In addition to the Company’s Brighton Gardens of Buckhead, Brighton Gardens of Dunwoody and Dogwood Forest of Dunwoody, other senior living facilities located in proximity to the Buckhead Property include Atria Buckhead, Campbell Stone, The Mann House, Merrill Gardens of Dunwoody, Renaissance of Peachtree, Sunrise of Buckhead, Winthrop at Buckhead, and EdenGardens of Sandy Springs and EdenBrook of Dunwoody, which are both also included in the EdenCare Portfolio Two Properties.

        The Alpharetta Property, which opened in April 2000, is the EdenBrook of Alpharetta located in Alpharetta, Georgia. The Alpharetta Property includes 48 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 23 miles north of downtown Atlanta. Other senior living facilities located in proximity to the Alpharetta Property include Cohen Home, Dogwood Forest – Alpharetta, Ivy Hall North, Ivy Hall at St. Ives, Sunrise at Ivey Ridge, Tapestry House, Chambrel at Roswell, Epoch, Hearthstone of Roswell, Merrill Gardens, The Veranda and EdenGardens of Roswell, which is also included in the EdenCare Portfolio Two Properties.

        The EdenBrook Dunwoody Property, which opened in August 1998, is the EdenBrook of Dunwoody located in Atlanta, Georgia. The EdenBrook Dunwoody Property includes 57 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 16 miles north of downtown Atlanta. In addition to the Company’s Brighton Gardens of Dunwoody and Dogwood Forest of Dunwoody, other senior living facilities located in proximity to the EdenBrook Dunwoody Property include Atria Johnson Ferry, Cypress Court-Sandy Springs, Cypress Gardens – SS, Hearthstone of Marietta, The Mann House, Merrill Gardens of Dunwoody, Renaissance of Peachtree, Savannah Court of Marietta, Sunrise at Huntcliff, Sunrise of Dunwoody, Waterford Gardens, Winthrop at Buckhead, and EdenBrook of Buckhead and EdenGardens of Sandy Springs, which are both also included in the EdenCare Portfolio Two Properties.

        The Roswell Property, which opened in December 1994, is the EdenGardens of Roswell located in Roswell, Georgia. The Roswell Property includes 42 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a hair salon and a spa. The Property is located 25 miles northeast of downtown Atlanta. Other senior living facilities located in proximity to the Roswell Property include Cohen Home, Country Gardens, Cypress Court, Cypress Gardens, Hearthstone of Roswell, Ivy Hall North, Merrill Gardens, Plantation South, Sunrise of Dunwoody, Sunrise of Huntcliff, Sunrise at Ivey Ridge, Tapestry House and EdenBrook of Alpharetta, which is also included in the EdenCare Portfolio Two Properties.

        The Marietta Property, which opened in December 1998, is the EdenGardens of Marietta located in Marietta, Georgia. The Marietta Property includes 49 assisted living units and 7 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 19 miles northwest of downtown Atlanta. Other senior living facilities located in proximity to the Marietta Property include Atherton Place, Atria Johnson Ferry, Azalea Manor, Hearthstone Personal Care, Heritage of Sandy Plains, Savannah Court of Marietta, Shoreham at Marietta, Sunrise of East Cobb and Wynwood Retirement.

        The Sandy Springs Property, which opened in August 1993, is the EdenGardens of Sandy Springs located in Atlanta, Georgia. The Sandy Springs Property includes 55 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 14 miles north of downtown Atlanta. In addition to the Company’s Brighton Gardens of Dunwoody, Brighton Gardens of Buckhead and Dogwood Forest of Dunwoody, other senior living facilities located in proximity to the Sandy Springs Property include Atria Buckhead, The Mann House, Merrill Gardens of Dunwoody, Plantation South of Dunwoody, Renaissance of Peachtree, Sunrise of Buckhead, Sunrise of Dunwoody, Waterford Gardens, Winthrop at Buckhead, and EdenBrook of Buckhead and EdenBrook of Dunwoody, which are both also included in the EdenCare Portfolio Two Properties.

        The EdenBrook Louisville Property, which opened in June 2001, is the EdenBrook of Louisville located in Middletown, Kentucky. The EdenBrook Louisville Property includes 56 assisted living units and 28 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located 14 miles east of downtown Louisville. Other senior living facilities located in proximity to the EdenBrook Louisville Property include Atria Stoney Brook, Belmont Village, Pine Tree Villa and The Forum of Brookside.

        The EdenTerrace Louisville Property, which opened in June 2001, is the EdenTerrace of Louisville located in Middletown, Kentucky. The EdenTerrace Louisville Property includes 120 independent living units. Amenities include common dining and living areas, activity areas, a library, a theater, a hobby room, a wellness center, a hair salon and a spa. The Property is located 14 miles east of downtown Louisville. Other senior living facilities located in proximity to the EdenTerrace Louisville Property include Brownsboro Park, Oxmoor Lodge and The Forum at Brookside.

        The Huntsville Property, which opened in February 2001, is the EdenBrook of Huntsville located in Huntsville, Alabama. The Huntsville Property includes 58 assisted living units and 30 units for residents with Alzheimer’s and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa. The Property is located three miles south of downtown Huntsville. In addition to the Company’s Somerby at Jones Farm, other senior living facilities located in proximity to the Huntsville Property include Atria Weatherly Springs, Hearthstone at Byrd Springs and Greystone Retirement Community.

        The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods 1999 through the most recent reported period for the Company during which the facilities have been operational are as follows:

Property	Location	Year *	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Aiken Property	Aiken, SC	1999	74.0%	$ 78.27	$57.92
		2000	58.5%	100.50	58.79
		2001	60.6%	102.91	62.36
		2002	93.0%	88.79	82.57
		****2003	98.6%	96.59	92.23
Alpharetta Property	Alpharetta, GA	**2000	69.4%	$ 79.49	$55.16
		2001	59.7%	122.37	73.06
		2002	84.7%	71.54	60.60
		****2003	81.9%	96.16	78.75

Property	Location	Year*	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Buckhead Property	Atlanta, GA	**2000	35.4%	$ 73.39	$ 25.98
		2001	40.3%	106.49	42.92
		2002	69.9%	77.04	53.85
		****2003	65.8%	106.76	70.25
Champions Property	Houston, TX	**2000	46.4%	$ 59.71	$ 27.71
		2001	63.1%	94.10	59.38
		2002	78.0%	99.97	77.98
		****2003	82.7%	103.21	85.36
Charleston Property	Charleston, SC	**2000	66.9%	$ 62.14	$ 41.57
		2001	97.0%	94.00	91.18
		2002	81.0%	112.87	91.43
		****2003	85.7%	104.95	104.95
Columbia Property	Columbia, SC	1999	76.3%	$ 93.16	$ 71.68
		2000	82.3%	104.50	86.01
		2001	91.7%	120.56	110.56
		2002	76.0%	121.06	92.01
		****2003	75.0%	121.60	91.20
Concord Property	Concord, NC	1999	65.8%	$ 58.04	$ 38.19
		2000	82.1%	87.82	72.10
		2001	83.9%	106.00	88.94
		2002	90.2%	98.27	88.64
		****2003	82.1%	108.68	89.23
EdenBrook Dunwoody	Atlanta, GA	1999	55.6%	$102.97	$ 57.25
Property		2000	63.2%	109.10	68.95
		2001	80.7%	99.80	80.54
		2002	98.3%	92.90	91.32
		****2003	96.5%	112.14	108.22
EdenBrook Louisville	Middletown, KY	***2001	22.0%	$ 71.63	$ 15.76
Property		2002	59.5%	67.94	40.42
		****2003	73.2%	103.94	76.06
EdenGardens Arlington	Arlington, TX	**2000	25.0%	$ 92.83	$ 23.21
Property		2001	60.1%	69.58	41.81
		2002	92.6%	86.98	80.54
		****2003	84.5%	108.55	91.73
EdenGardens	Kingwood, TX	***2001	35.7%	$ 71.19	$ 25.41
Kingwood Property		2002	82.9%	70.14	58.15
		****2003	88.6%	105.39	93.38
EdenTerrace Arlington	Arlington, TX	**2000	7.1%	$ 35.37	$ 2.51
Property		2001	24.3%	39.55	9.61
		2002	42.9%	46.47	19.93
		****2003	53.6%	53.13	28.48

Property	Location	Year*	Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

EdenTerrace	Kingwood, TX	***2001	30.0%	$ 51.01	$ 15.30
Kingwood Property		2002	70.0%	45.54	31.88
		****2003	88.3%	59.10	52.19
EdenTerrace Louisville	Louisville, KY	***2001	25.0%	$ 39.25	$ 9.81
Property		2002	61.7%	45.88	28.31
		****2003	78.3%	63.26	49.53
Greenwood Property	Greenwood, SC	1999	91.8%	$ 98.16	$ 90.11
		2000	92.7%	103.38	95.83
		2001	81.3%	107.96	87.77
		2002	80.2%	104.02	83.42
		****2003	58.3%	122.14	71.21
Huntsville Property	Huntsville, AL	***2001	58.5%	$ 74.96	$ 43.85
		2002	61.4%	99.24	60.93
		****2003	70.5%	97.11	68.46
Marietta Property	Marietta, GA	1999	45.3%	$ 73.00	$ 33.07
		2000	77.7%	87.44	67.94
		2001	64.3%	116.17	74.69
		2002	67.9%	103.91	70.55
		****2003	85.7%	98.27	84.55
Plano Property	Plano, TX	**2000	36.3%	$ 74.45	$ 27.03
		2001	75.3%	97.28	73.25
		2002	93.2%	116.33	108.42
		****2003	91.1%	136.64	124.48
Rock Hill Property	Rock Hill, SC	1999	93.6%	$ 69.86	$ 65.39
		2000	63.9%	114.99	114.99
		2001	63.9%	122.26	122.26
		2002	64.6%	113.10	113.10
		****2003	59.7%	110.85	110.85
Roswell Property	Roswell, GA	1999	62.8%	$107.28	$ 67.37
		2000	64.3%	113.88	73.22
		2001	44.1%	155.96	68.78
		2002	50.0%	88.93	44.47
		****2003	45.2%	93.89	42.44
Sandy Springs Property	Sandy Springs, GA	1999	67.0%	$ 88.82	$ 59.51
		2000	99.1%	75.65	74.97
		2001	42.7%	175.43	74.91
		2002	34.6%	90.68	31.37
		****2003	36.4%	68.64	24.98
Woodlands Property	The Woodlands, TX	**2000	35.5%	$ 79.77	$ 28.32
		2001	55.9%	90.63	50.66
		2002	70.4%	115.13	81.05
		****2003	64.7%	119.72	77.46

*	Data represents information for each applicable fiscal year, unless noted otherwise.

**	Data for the Alpharetta Property represents the period April 5, 2000 through December 31, 2000; data for the Buckhead Property represents the period June 1, 2000 through December 31, 2000; data for the Champions Property represents the period June 5, 2000 through December 31, 2000; data for the Charleston Property represents the period January 16, 2000 through December 31, 2000; data for the EdenGardens Arlington Property represents the period October 23, 2000 through December 31, 2000; data for the EdenTerrace Arlington Property represents the period December 4, 2000 through December 31, 2000; data for the Plano Property represents the period June 1, 2000 through December 31, 2000; and data for the Woodlands Property represents the period August 17, 2000 through December 31, 2000.

***	Data for the EdenBrook Louisville Property represents the period June 30, 2001 through December 31, 2001; data for the EdenGardens Kingwood Property represents the period May 21, 2001 through December 31, 2001; data for the EdenTerrace Kingwood Property represents the period April 16, 2001 through December 31, 2001; data for the EdenTerrace Louisville Property represents the period June 15, 2001 through December 31, 2001; and data for the Huntsville Property represents the period February 12, 2001 through December 31, 2001.

****	Data for 2003 represents the period January 1, 2003 through October 31, 2003.

        Linden Ponds Continuing Care Retirement Community located in Hingham, Massachusetts. On December 1, 2003, the Company acquired a parcel of land located in Hingham, Massachusetts, upon which the Linden Ponds Continuing Care Retirement Community is being constructed (the “Hingham Property”). The land was purchased from Hingham Campus LLC, a wholly owned subsidiary of Erickson Retirement Communities, LLC, for $19,700,000. The Linden Ponds Continuing Care Retirement Community, once construction is completed, is expected to include 1,747 independent living apartments, 96 assisted living units and 192 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Hingham Campus LLC. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Hingham Campus LLC relating to the land. The general terms of the lease agreement are described in the section of the Prospectus entitled “Business — Description of Property Leases.” The principal features of the lease are as follows:

•	The initial land lease expires on November 30, 2013.

•	At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

•	The lease requires minimum annual rent of $2,955,000 for the first through fifth lease years and will increase by 3% each lease year thereafter.

•	A security deposit equal to $1,477,500 has been retained by the Company as security for the tenant’s obligations under the lease.

•	The tenant has the option to purchase the land during the lease term for a purchase price based on the date of such purchase option and other attributes including the amount of the Company’s initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

•	The Company’s lease payments are subordinate to a first mortgage construction loan entered into by Erickson to fund the development of the Linden Ponds Continuing Care Retirement Community.

Retirement Community Brands

        EdenCare Brand. EdenCare owns and operates 29 senior housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offers two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare’s services and amenities.

EdenTerrace is an independent living community designed to be a full service senior living campus, which also offers assisted living and memory care. EdenCare communities have four primary programs, which include pet therapy, aromatherapy, life enrichment and fine dining.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of retirement Properties acquired.

Audited financial statements for the EdenCare Portfolio One and EdenCare Portfolio Two Properties, if required, will be filed under cover of a Form 8-K/A as soon as it is available, but no later than February 8, 2004.

(b)	Pro forma financial information.

The Company is required to file pro forma financial information. This information is not complete at this time and will be filed under cover of a Form 8-K/A as soon as it is available, but no later that February 8, 2004.

(c)	Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: December 10, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer